Exhibit 10.5

TRex Bio, Inc.

681 Gateway Blvd,

South San Francisco, CA 94080

AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (the “Amendment”) amends the Employment Agreement by and between TRex Bio, Inc., a Delaware corporation (the “Company”) and M. Johnston Erwin, Jr. (the “Executive”), (the “Employment Agreement”). This Amendment shall be effective as of June 22, 2026. All capitalized terms used in this Amendment shall have the meanings ascribed to them in the Employment Agreement unless otherwise expressly provided herein.

RECITALS

In consideration of the Executive’s continued employment with the Company, the additional compensation, mutual promises and terms and conditions, set forth below, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to amend the Employment Agreement as follows:

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1. Section 11.3 of the Employment Agreement shall be deleted in its entirety and replaced by the following paragraph:

“Change of Control. For purposes of this Agreement, “Change of Control” has the same meaning as “Acquisition” as defined in the Company’s 2024 Equity Incentive Plan, as amended, and shall be interpreted accordingly.

2. Except as expressly modified herein, the Employment Agreement, and all of its terms and provisions, shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment has been executed by the Company, by its duly authorized representative, and by the Executive, as of the date first above written.

THE EXECUTIVE	THE COMPANY
/s/ M. Johnston Erwin, Jr.	By:	/s/ Carol Gallagher
M. Johnston Erwin, Jr.		Name: Carol Gallagher
Title: Board member